As filed with the Securities and Exchange Commission on September 15, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Katapult Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	81-2704291 (I.R.S. Employer Identification No.)

5360 Legacy Drive, Building 2 Plano, TX 75024 (833) 528-2785 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Katapult Holdings, Inc. 2021 Equity Incentive Plan, as amended
(Full Title of the Plan)

Orlando Zayas

Chief Executive Officer

5360 Legacy Drive, Building 2

Plano, TX 75024

(833) 528-2785

(Name, address and telephone number,
including area code, of agent for service)

Copies to:

Nicole Brookshire

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, Katapult Holdings, Inc. (the “Company” or “Registrant”) is filing this Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 255,576 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), under the Katapult Holdings, Inc. 2021 Equity Incentive Plan, as amended (the “Plan”), and any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Forms S-8 filed with the Commission on August 16, 2021 (Registration No. 333-258852) and on June 16, 2023 (Registration No. 333-272720) to the extent not superseded hereby.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The document containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents previously filed with the Commission are incorporated herein by reference:

(a)  The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2025 Annual Report”), filed with the Commission on March 28, 2025 (File No. 001-39116).

(b)  The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the Commission on May 15, 2025 and August 13, 2025 (File No. 001-39116).

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 26, 2025, April 11, 2025, June 4, 2025, June 6, 2025, June 9, 2025, June 13, 2025, and August 8, 2025 (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference into this prospectus).

(d) The sections of the Registrant’s Definitive Proxy Statement on Form DEF 14A for the 2025 Annual Meeting of Stockholders incorporated by reference in the 2025 Annual Report.

(e) The description of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 15, 2022).

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit Number
4.1	Second Amended and Restated Certificate of Incorporation of the Company, dated June 9, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed with the Commission on June 15, 2021).
4.2	Certificate of Amendment to the Katapult Holdings, Inc. Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Katapult Holdings, Inc. Current Report on Form 8-K, filed with the SEC on July 27, 2023).
4.3	Second Amended and Restated By-Laws of the Company, dated December 28, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Commission on December 28, 2023).
4.4	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the Commission on June 15, 2021).
5.1*	Opinion of Davis Polk & Wardwell LLP.
23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
23.2*	Consent of Grant Thornton LLP.
24.1*	Power of Attorney (included on the signature pages of this Registration Statement).
99.1	Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 of the Company’s Form S-8 (File No. 333-258852), filed with the Commission on August 16, 2021).
99.2	First Amendment to the Katapult Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Annex A to the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders, filed with the Commission on April 25, 2023).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 15, 2025.

KATAPULT HOLDINGS, INC.

By:	/s/ Orlando J. Zayas
Orlando J. Zayas
Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Katapult Holdings, Inc. hereby appoint each of Orlando Zayas, Nancy Walsh, and Derek Medlin as attorneys-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Orlando J. Zayas	Chief Executive Officer and Director (principal executive officer)	September 15, 2025
Orlando J. Zayas

/s/ Nancy Walsh	Chief Financial Officer (principal financial officer)	September 15, 2025
Nancy Walsh

/s/ Kaitlin Folan	Chief Accounting Officer (principal accounting officer)	September 15, 2025
Kaitlin Folan

/s/ Brian Hirsch	Chair of the Board	September 15, 2025
Brian Hirsch

/s/ Don Gayhardt	Director	September 15, 2025
Don Gayhardt

/s/ Chris Masto	Director	September 15, 2025
Christ Masto

/s/ Jane J. Thompson	Director	September 15, 2025
Jane J. Thompson